Exhibit 99.1

Media	Investors
Kristyn Clark	Kevin Chamberlain
(805) 395-9943	Isaac Garden
(818) 224-7028

PennyMac Financial Services, Inc. Reports Second Quarter 2021 Results

Also Announces $1.0 Billion Increase in Stock Repurchase Program

Westlake Village, CA, August 5th, 2021 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $204.2 million for the second quarter of 2021, or $2.94 per share on a diluted basis, on revenue of $742.3 million. Book value per share increased to $54.49 from $51.78 at March 31, 2021.

PFSI’s Board of Directors declared a second quarter cash dividend of $0.20 per share, payable on August 26, 2021, to common stockholders of record as of August 16, 2021.

PFSI’s Board of Directors also approved an increase to its stock repurchase authorization from $1.0 billion to $2.0 billion of outstanding common stock.

Second Quarter 2021 Highlights

•	Pretax income was $279.5 million, down 45 percent from the prior quarter and 42 percent from the second quarter of 2020 primarily due to lower net gains on loans held for sale at fair value across both Production and Servicing

o	Repurchased 2.6 million shares of PFSI’s common stock at a cost of $154.9 million; also repurchased an additional 2.5 million shares in July at a cost of $151.4 million

•	Production segment pretax income of $244.4 million, down 33 percent from the prior quarter and 55 percent from the second quarter of 2020 primarily as a result of lower industry margins

o	Consumer direct interest rate lock commitments (IRLCs) were a record $14.1 billion in unpaid principal balance (UPB), up 5 percent from the prior quarter and 58 percent from the second quarter of 2020

o	Broker direct IRLCs were $4.5 billion in UPB, down 21 percent from the prior quarter and up 10 percent from the second quarter of 2020

o	Government correspondent IRLCs totaled $15.7 billion in UPB, down 8 percent from the prior quarter and up 21 percent from the second quarter of 2020

o	Total loan acquisitions and originations were $61.3 billion in UPB, down 8 percent from the prior quarter and up 63 percent from the second quarter of 2020

o	Correspondent acquisitions of conventional loans fulfilled for PennyMac Mortgage Investment Trust (NYSE: PMT) were $30.5 billion in UPB, down 10 percent from the prior quarter and up 61 percent from the second quarter of 2020

•	Servicing segment pretax income was $30.9 million, down from $141.7 million in the prior quarter and up from a pretax loss of $62.4 million in the second quarter of 2020

o	Pretax income excluding valuation-related items was $174.4 million, down 33 percent from the prior quarter driven by decreased income from loss mitigation activity related to COVID-19

o	Sold $3.4 billion in UPB of early buyout (EBO) loans to third party, whole loan investors

o	Valuation items included:

–	$250.6 million in MSR fair value losses driven by increased expectations for prepayment activity in the future from lower mortgage rates and a flatter yield curve combined with significant levels of prepayment activity and early buyouts, partially offset by $91.1 million in hedging and related fair value gains

–	Net impact on pretax income related to these items was $(159.5) million and on earnings per share was $(1.69)

–	$16.0 million of reversals related to provisions for losses on active loans

o	Servicing portfolio grew to $473.2 billion in UPB, up 5 percent from March 31, 2021 and 22 percent from June 30, 2020, driven by strong production volumes which offset elevated prepayment activity

•	Investment Management segment pretax income was $4.1 million, up from $1.4 million in the prior quarter as a result of incentive fees earned and down from $4.7 million in the second quarter of 2020

o	Net assets under management (AUM) were $2.3 billion, down slightly from March 31, 2021 and up 5 percent from June 30, 2020

“PennyMac Financial delivered another outstanding quarter of operational and financial performance, despite the increased volatility in the mortgage market,” said Chairman and CEO David Spector. “Our higher-margin consumer direct lending channel continued to expand, producing record locked and funded volumes during the quarter which we estimate has resulted in a significant increase in market share. Strong production volumes across all three channels continued to drive the growth of our servicing portfolio despite the elevated level of prepayments. Our balanced business model is a key strategic advantage for PFSI, which has consistently delivered outstanding returns across different environments, producing a 33 percent return on equity for the first half of 2021. We also remain very active repurchasing shares, driven by our medium-term expectations for PFSI’s return on equity. Over the last four months we have repurchased a total of 5.1 million shares at a cost of $306 million, and I am pleased to announce today a $1 billion increase in our share repurchase authorization.”

The following table presents the contributions of PennyMac Financial’s segments to pretax income:

	Quarter ended June 30, 2021
	Mortgage Banking			Investment
	Production	Servicing	Total	Management	Total
			(in thousands)
Revenue
Net gains on loans held for sale at fair value	$419,293	$163,355	$582,648	$-	$582,648
Loan origination fees	97,291	-	97,291	-	97,291
Fulfillment fees from PMT	54,020	-	54,020	-	54,020
Net loan servicing fees	-	14,871	14,871	-	14,871
Management fees	-	-	-	11,913	11,913
Net interest expense:
Interest income	31,830	48,967	80,797	-	80,797
Interest expense	36,913	65,515	102,428	3	102,431
	(5,083)	(16,548)	(21,631)	(3)	(21,634)
Other	630	925	1,555	1,588	3,143
Total net revenue	566,151	162,603	728,754	13,498	742,252
Expenses	321,709	131,679	453,388	9,349	462,737
Pretax income	$244,442	$30,924	$275,366	$4,149	$279,515

Production Segment

The Production segment includes the correspondent acquisition of newly originated government-insured mortgage loans for PennyMac Financial’s own account, fulfillment services on behalf of PMT and direct lending through the consumer direct and broker direct channels, including the underwriting and acquisition of loans from correspondent sellers on a non-delegated basis.

PennyMac Financial’s loan production activity for the quarter totaled $61.3 billion in UPB, $30.8 billion of which was for its own account, and $30.5 billion of which was fee-based fulfillment activity for PMT. Correspondent government and direct lending IRLCs totaled $34.3 billion in UPB, down 5 percent from the prior quarter and up 32 percent from the second quarter of 2020.

Production segment pretax income was $244.4 million, down 33 percent from the prior quarter and 55 percent from the second quarter of 2020 primarily as a result of lower industry margins. Production revenue totaled $566.2 million, down 16 percent from the prior quarter and 23 percent from the second quarter of 2020. The quarter-over-quarter decrease was primarily driven by a $96.7 million decrease in net gains on loans held for sale primarily as a result of lower production margins.

The components of net gains on loans held for sale are detailed in the following table:

	Quarter ended
	June 30, 2021	March 31, 2021	June 30, 2020
		(in thousands)
Receipt of MSRs and recognition of MSLs in loan sale transactions	$425,941	$463,571	$225,534
Mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	(11,548)	(14,248)	(5,662)
Provision of liability for representations and warranties, net	(6,664)	(6,368)	(2,919)
Cash gain (1)	61,654	818,937	275,473
Fair value changes of pipeline, inventory and hedges	113,265	(507,551)	189,747
Net gains on mortgage loans held for sale	$582,648	$754,341	$682,173
Net gains on mortgage loans held for sale by segment:
Production	$419,293	$515,963	$619,728
Servicing	$163,355	$238,378	$62,445

(1) Net of cash hedging results

Loan origination fees for the quarter totaled $97.3 million, down 6 percent from the prior quarter and up 65 percent from the second quarter of 2020. The quarterly decrease was driven by lower overall volumes, while the year-over-year increase was driven by higher overall volumes.

PennyMac Financial performs fulfillment services for conventional conforming and jumbo loans acquired by PMT from non-affiliates in its correspondent production business. These services include, but are not limited to, marketing, relationship management, correspondent seller approval and monitoring, loan file review, underwriting, pricing, hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.

Fees earned from the fulfillment of correspondent loans on behalf of PMT totaled $54.0 million in the second quarter, down 11 percent from the prior quarter and up 2 percent from the second quarter of 2020. The quarter-over-quarter decrease in fulfillment fee revenue was driven primarily by a decrease in acquisition volumes by PMT.

Net interest expense totaled $5.1 million, an improvement from net interest expense of $8.5 million in the prior quarter and down from net interest income of $6.6 million in the second quarter of 2020. Interest income in the second quarter totaled $31.8 million, up from $29.5 million in the prior quarter. Interest expense totaled $36.9 million, down from $38.1 million in the prior quarter.

Production segment expenses were $321.7 million, up 4 percent from the prior quarter as a result of record volumes in the consumer direct channel. Production segment expenses were up 61 percent from the second quarter of 2020 as a result of higher volumes across all channels.

Servicing Segment

The Servicing segment includes income from owned MSRs, subservicing and special servicing activities. Servicing segment pretax income was $30.9 million, down from $141.7 million in the prior quarter and up from a pretax loss of $62.4 million in the second quarter of 2020. Servicing segment net revenues totaled $162.6 million, down 38 percent from the prior quarter and up 124 percent from the second quarter of 2020. The quarter-over-quarter decrease was primarily driven by a $75.0 million decrease in net gains on loans held for sale.

Revenue from net loan servicing fees totaled $14.9 million, down from $39.7 million in the prior quarter primarily driven by higher net valuation related declines. Revenue from net loan servicing fees included $260.0 million in servicing fees, reduced by $85.7 million from the realization of MSR cash flows. Net valuation-related losses totaled $159.5 million, and included MSR fair value losses of $250.6 million, and hedging gains of $91.1 million.

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	June 30, 2021	March 31, 2021	June 30, 2020
		(in thousands)
Loan servicing fees (1)	$260,021	$259,445	$243,254
Changes in fair value of MSRs and MSLs resulting from:
Realization of cash flows	(85,671)	(82,663)	(97,435)
Change in fair value inputs	(250,597)	306,126	(108,354)
Change in fair value of excess servicing spread financing	-	(1,037)	636
Hedging gains (losses)	91,118	(442,151)	(15,764)
Net change in fair value of MSRs and MSLs	(245,150)	(219,725)	(220,917)
Net loan servicing fees	$14,871	$39,720	$22,337

(1) Includes contractually-specified servicing fees

Servicing segment revenue included $163.4 million in net gains on loans held for sale related to reperforming government-insured and guaranteed loans, down from $238.4 million in the prior quarter and $62.4 million in the second quarter of 2020 as a result of lower gains recognized from EBO-related activities. These previously delinquent loans were purchased out of Ginnie Mae securitizations and brought back to performing status through PennyMac Financial’s successful servicing efforts, primarily through loan modifications or FHA Partial Claims. With respect to the FHA Partial Claims, the reperforming loans must remain current for a minimum of six months to be eligible for resecuritization. Net interest expense totaled $16.5 million, versus net interest expense of $17.1 million in the prior quarter and $12.4 million in the second quarter of 2020. Interest income was $49.0 million, down from $52.6 million in the prior quarter driven by declines in earnings on custodial balances. Interest expense was $65.5 million, down from $69.6 million in the prior quarter driven by a decrease in balances of financing for loans previously purchased out of Ginnie Mae securitizations.

Servicing segment expenses totaled $131.7 million, up 9 percent from the prior quarter primarily driven by an increase in losses and provisions for defaulted and active loans.

The total servicing portfolio grew to $473.2 billion in UPB at June 30, 2021, an increase of 5 percent from March 31, 2021 and 22 percent from June 30, 2020. PennyMac Financial subservices and conducts special servicing for $204.2 billion in UPB, an increase of 8 percent from March 31, 2021 and 38 percent from June 30, 2020. PennyMac Financial’s owned MSR portfolio grew to $269.0 billion in UPB, an increase of 3 percent from March 31, 2021 and 12 percent from June 30, 2020.

The table below details PennyMac Financial’s servicing portfolio UPB:

	June 30, 2021	March 31, 2021	June 30, 2020
		(in thousands)
Prime servicing:
Owned
Mortgage servicing rights
Originated	$221,492,618	$208,189,112	$180,277,670
Acquisitions	30,982,782	36,178,818	53,530,059
	252,475,400	244,367,930	233,807,729
Mortgage servicing liabilities	6,135,249	3,173,793	2,130,520
Loans held for sale	10,438,935	12,959,016	4,672,171
	269,049,584	260,500,739	240,610,420
Subserviced for PMT	204,132,766	188,279,019	147,612,389
Total prime servicing	473,182,350	448,779,758	388,222,809
Special servicing - subserviced for PMT	41,696	45,143	83,066
Total loans serviced	$473,224,046	$448,824,901	$388,305,875

Loans serviced:
Owned
Mortgage servicing rights	$252,475,400	$244,367,930	$233,807,729
Mortgage servicing liabilities	6,135,249	3,173,793	2,130,520
Loans held for sale	10,438,935	12,959,016	4,672,171
	269,049,584	260,500,739	240,610,420
Subserviced	204,174,462	188,324,162	147,695,455
Total loans serviced	$473,224,046	$448,824,901	$388,305,875

Investment Management Segment

PennyMac Financial manages PMT for which it earns base management fees and may earn incentive compensation. Net AUM were $2.3 billion as of June 30, 2021, down slightly from March 31, 2021.

Pretax income for the Investment Management segment was $4.1 million, up from $1.4 million in the prior quarter and down from $4.7 million in the second quarter of 2020. Management fees, which include base management and performance incentive fees from PMT were $11.9 million, up from $8.4 million in the prior quarter and $8.3 million in the second quarter of 2020. Base management fees were $8.6 million, up from $8.4 million in the prior quarter and $8.3 million in the second quarter of 2020. Performance-based incentive fees were $3.3 million in the second quarter as a result of PMT’s strong performance over the last four quarters. Performance-based incentive fees were not earned in the prior quarter or in the second quarter of 2020.

The following table presents a breakdown of management fees:

	Quarter ended
	June 30, 2021	March 31, 2021	June 30, 2020
		(in thousands)
Management fees:
PennyMac Mortgage Investment Trust
Base	$8,648	$8,449	$8,288
Performance incentive	3,265	-	-
Total management fees	$11,913	$8,449	$8,288

Net assets of PennyMac Mortgage Investment Trust	$2,343,390	$2,357,143	$2,235,277

Investment Management segment expenses totaled $9.3 million, up 14 percent from the prior quarter and 61 percent from the second quarter of 2020.

Consolidated Expenses

Total expenses were $462.7 million, up 5 percent from the prior quarter and 36 percent from the second quarter of 2020. The quarter-over-quarter increase was driven by record volumes in the consumer direct lending channel and the increase in losses and provisions for defaulted and active loans mentioned above.

***

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at ir.pennymacfinancial.com beginning at 1:30 p.m. (Pacific Time) on Thursday, August 5, 2021.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market.

Founded in 2008, the company is recognized as a leader in the U.S. residential mortgage industry and employs approximately 7,300 people across the country. For the twelve months ended June 30, 2021, PennyMac Financial’s production of newly originated loans totaled $252 billion in unpaid principal balance, making it the second largest mortgage lender in the nation. As of June 30, 2021, PennyMac Financial serviced loans totaling $473 billion in unpaid principal balance, making it a top ten mortgage servicer in the nation.

Additional information about PennyMac Financial Services, Inc. is available at ir.pennymacfinancial.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: our exposure to risks of loss and disruptions in operations resulting from adverse weather conditions, man-made or natural disasters, climate change and pandemics such as COVID-19; failure to modify, resell or refinance early buyout loans; the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our businesses; elimination of the FHFA’s adverse market refinance fee; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to the Company’s businesses, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in growing loan production volume; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights and our success in winning bids; changes in prevailing interest rates; our substantial amount of indebtedness; expected discontinuation of LIBOR; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant source of financing for, and revenue related to, our mortgage banking business; maintaining sufficient capital and liquidity to support business growth including compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; decreases in the returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; the extensive amount of regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among us and our advised entities; the effect of public opinion on our reputation; our recent growth; our ability to effectively identify, manage, monitor and mitigate financial risks; our initiation or expansion of new business activities or strategies; our ability to detect misconduct and fraud; our ability to mitigate cybersecurity risks and cyber incidents; our ability to pay dividends to our stockholders; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward- looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

The Company’s earnings materials contain financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as pretax income excluding valuation-related items that provide a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business. Non-GAAP disclosure has limitations as an analytical tool and should not be viewed as a substitute for financial information determined in accordance with GAAP.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30, 2021	March 31, 2021	June 30, 2020

	(in thousands, except share amounts)
ASSETS
Cash	$324,158	$441,870	$910,257
Short-term investments at fair value	3,720	24,850	7,746
Loans held for sale at fair value	10,884,506	13,385,789	4,918,253
Assets purchased from PennyMac Mortgage Investment Trust under agreements to resell pledged to creditors	-	-	90,101
Derivative assets	371,269	530,852	400,302
Servicing advances, net	519,028	550,150	282,285
Mortgage servicing rights	3,412,648	3,268,910	2,213,539
Operating lease right-of-use assets	75,829	74,795	73,571
Investment in PennyMac Mortgage Investment Trust at fair value	1,580	1,470	1,310
Receivable from PennyMac Mortgage Investment Trust	61,883	68,644	44,329
Loans eligible for repurchase	7,613,244	12,312,393	13,762,157
Other	612,273	638,257	522,625
Total assets	$23,880,138	$31,297,980	$23,226,475

LIABILITIES
Assets sold under agreements to repurchase	$8,254,543	$10,848,477	$3,759,315
Mortgage loan participation and sale agreements	512,253	518,747	536,395
Obligations under capital lease	7,677	10,468	16,749
Notes payable secured by mortgage servicing assets	1,296,731	1,296,285	1,294,949
Unsecured senior notes	1,288,769	1,288,198	-
Excess servicing spread financing payable to PennyMac Mortgage Investment Trust at fair value	-	-	151,206
Derivative liabilities	43,910	68,557	21,154
Mortgage servicing liabilities at fair value	100,091	46,026	29,858
Operating lease liabilities	96,463	96,069	93,605
Accounts payable and accrued expenses	369,766	355,429	216,399
Payable to PennyMac Mortgage Investment Trust	136,660	164,469	56,558
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	31,815	35,165	46,158
Income taxes payable	570,052	751,855	736,870
Liability for loans eligible for repurchase	7,613,244	12,312,393	13,762,157
Liability for losses under representations and warranties	44,335	38,428	25,909
Total liabilities	20,366,309	27,830,566	20,747,282

STOCKHOLDERS' EQUITY
Common stock—authorized 200,000,000 shares of $0.0001 par value; issued and outstanding 64,483,965, 66,961,401, and 72,358,167 shares, respectively	6	7	7
Additional paid-in capital	618,337	762,585	1,113,412
Retained earnings	2,895,486	2,704,822	1,365,774
Total stockholders' equity	3,513,829	3,467,414	2,479,193
Total liabilities and stockholders’ equity	$23,880,138	$31,297,980	$23,226,475

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Quarter ended
	June 30, 2021	March 31, 2021	June 30, 2020

	(in thousands, except earnings per share)
Revenue
Net gains on loans held for sale at fair value	$582,648	$754,341	$682,173
Loan origination fees	97,291	104,037	58,948
Fulfillment fees from PennyMac Mortgage Investment Trust	54,020	60,835	52,815
Net loan servicing fees:
Loan servicing fees	260,021	259,445	243,254
Change in fair value of mortgage servicing rights, mortgage servicing liabilities and excess servicing spread financing	(336,268)	222,426	(205,153)
Hedging results	91,118	(442,151)	(15,764)
Net loan servicing fees	14,871	39,720	22,337
Net interest expense:
Interest income	80,797	82,081	47,318
Interest expense	102,431	107,713	53,207
	(21,634)	(25,632)	(5,889)
Management fees from PennyMac Mortgage Investment Trust	11,913	8,449	8,288
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	144	401	543
Results of real estate acquired in settlement of loans	540	780	296
Other	2,459	1,755	2,123
Total net revenue	742,252	944,686	821,634
Expenses
Compensation	265,067	258,829	179,886
Loan origination	75,675	87,392	50,921
Technology	34,236	33,672	21,905
Servicing	31,290	19,183	56,503
Professional services	24,834	13,286	12,500
Occupancy and equipment	9,029	9,038	8,293
Other	22,606	17,278	11,264
Total expenses	462,737	438,678	341,272
Income before provision for income taxes	279,515	506,008	480,362
Provision for income taxes	75,286	129,140	127,685
Net income	$204,229	$376,868	$352,677
Earnings per share
Basic	$3.10	$5.45	$4.53
Diluted	$2.94	$5.15	$4.39
Weighted-average common shares outstanding
Basic	65,890	69,113	77,790
Diluted	69,399	73,117	80,424
Dividend declared per share	$0.20	$0.20	$0.12